Exhibit 23

Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Home Depot, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333-206550, 333-221739) on Form S-3 and (Nos. 333-61733, 333-38946, 333-151849, 333-182374, 333-56722, 333-125331, 333-153171, 333-125332) on Form S-8 of The Home Depot, Inc. of our reports dated March 22, 2018, with respect to the Consolidated Balance Sheets of The Home Depot, Inc. and Subsidiaries as of January 28, 2018 and January 29, 2017, and the related Consolidated Statements of Earnings, Comprehensive Income, Stockholders' Equity, and Cash Flows for each of the fiscal years in the three-year period ended January 28, 2018, and the related notes (collectively, the "Consolidated Financial Statements"), and the effectiveness of internal control over financial reporting as of January 28, 2018, which reports appear in the January 28, 2018 annual report on Form 10-K of The Home Depot, Inc.

/s/KPMG LLP

Atlanta, Georgia
March 22, 2018